Exhibit 99.1

Vistra Reports Second Quarter 2021

Financial and Operating Results

IRVING, Texas — Aug. 5, 2021 — Vistra (NYSE: VST)

Financial and Operating Highlights

•

Delivered second quarter 2021 Net Income of $35 million and Net Income from Ongoing Operations[1] of $49 million. Second quarter 2021 Ongoing Operations Adjusted EBITDA[1] was $909 million, which excludes the impacts from Winter Storm Uri[1,2] (Uri) and was in-line with management expectations for the period. Including these Uri impacts, Vistra’s second quarter 2021 Ongoing Operations Adjusted EBITDA[1] was $825 million.

•

Reaffirmed 2021 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted Free Cash Flow before Growth[1] (FCFbG) guidance ranges of $1,475 to $1,875 million and $200 to $600 million, respectively.

•	Paid a quarterly dividend of $0.15 per share, or $0.60 per share on an annualized basis, on June 30, 2021, to shareholders of record as of June 16, 2020.

•

Issued $1,250 million 4.375% Senior Unsecured Notes due May 1, 2029, with the proceeds used to repay all outstanding principal amounts of the $1,250 million 364-day Term Loan A issued in March and April 2021 following Uri.

•

Implementing post-Uri activities including investing nearly $50 million in 2021 for enhanced weatherization of power generating units in the ERCOT market; adding additional dual fuel capabilities and gas storage; participating in processes with the PUCT and ERCOT to implement recent Texas legislation related to Uri, particularly registration and weatherization of critical gas and electric infrastructure; engaging in processes to evaluate potential market reforms; and implementing new risk management policies to further protect Vistra’s future earnings and cash flows.

ESG Highlights

•

Completed phase II of the Moss Landing Energy Storage Facility, increasing the capacity of the lithium-ion battery storage system to 400 MW/1,600 MWh. The system is located on-site at Vistra’s Moss Landing Power Plant in Monterey County, California, and is the largest of its kind operational in the world.

•	Published 2020 Sustainability Report, showcasing commitment to all stakeholders and highlighting significant progress toward sustainability goals.

•	Joined SBTi’s Business Ambition for 1.5°C, committing to align emissions reduction targets with the Paris Agreement to keep warming to 1.5°C and reaching science-based net-zero emissions by 2050.

•

Announced the retirement dates for two coal plants, with the Zimmer Power Plant in Ohio now slated to retire by May 31, 2022 and the Joppa Power Plant in Illinois set to retire by Sept. 1, 2022. The retirement of these plants will bring Vistra approximately 5% closer to achieving its 2030 emissions reduction target.

•	Launched 23rd annual Beat the Heat program providing drive-thru distributions of new A/C units and fans, energy conservation tips, and financial assistance for TXU Energy customers.

•

Launched TXU Energy EV PassSM, a plan designed for electric vehicle owners giving customers 50% off all energy charges every weeknight and all weekend long – providing automatic bill credits at times when customers are normally charging their vehicles.

(1)

Excludes the Asset Closure segment. Net Income from Ongoing Operations Ongoing Operations Adjusted EBITDA, Ongoing Operations Adjusted EBITDA, excluding Winter Storm Uri, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)

Excludes $84 million of costs related to Uri including fuel cost adjustments and removing the impact from bill credits applied to large commercial and industrial customer bills that curtailed during Uri.

Summary of Financial Results for Second Quarter Ended June 30, 2021

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020[3]
Net Income	$35	$164	$(2,004)	$209
Ongoing Operations Net Income[1]	$49	$176	$(1,991)	$238
Ongoing Operations Adjusted EBITDA[1]	$825	$929	$(402)	$1,780
Excluding Uri[1,2]	$909		$1,643
Adjusted EBITDA by Segment
Retail	$510	$401	$310	$712
Texas	$144	$260	$(1,208)	$481
East	$160	$206	$380	$433
West	$21	$16	$45	$35
Sunset	$(4)	$52	$79	$128
Corp./Other	$(6)	$(6)	$(8)	$(9)
Asset Closure	$(14)	$(13)	$(28)	$(31)

For the three months ended June 30, 2021, Vistra reported Net Income of $35 million, Net Income from Ongoing Operations1 of $49 million, and Ongoing Operations Adjusted EBITDA1 of $825 million. Excluding the impacts from Uri2, Vistra’s second quarter 2021 Ongoing Operations Adjusted EBITDA1 was $909 million. Vistra’s second quarter 2021 Net Income was $129 million lower than second quarter 2020 Net Income, driven by an increase in unrealized losses partially offset by an income tax benefit. Excluding the impacts from Uri2, Vistra’s second quarter Adjusted EBITDA from Ongoing Operations1 was in-line with second quarter 2020 results.

Vistra reported second quarter Adjusted EBITDA from the Retail segment of $510 million, $109 million higher than second quarter 2020 results, driven by the execution of Vistra’s self-help initiatives following Uri. Second quarter Adjusted EBITDA from the generation4 segments, on an aggregate basis, totaled $315 million, $213 million lower than second quarter 2020 results primarily driven by lower realized prices in Texas following an exceptionally strong 2020.

“Vistra’s integrated business rebounded from the effects of Winter Storm Uri and performed well during the second quarter, safely and reliably delivering power to our customers while realizing financial results that were in-line with management expectations for the period,” said Curt Morgan, Vistra’s chief executive officer. “The Company has taken and continues to implement several actions to de-risk the business since Uri. We believe that our business is well-positioned to deliver strong free cash flow in the years ahead. As we put the effects of Winter Storm Uri behind us in the remainder of 2021 and look ahead to 2022, we expect we will once again be able to return a significant amount of our capital to our financial stakeholders while accelerating our transition to a cleaner future.”

(1)

Excludes results from the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted EBITDA, excluding Winter Storm Uri are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)

Q2 2021 excludes $84 million of costs related to Uri including fuel cost adjustments and removing the impact from bill credits applied to large commercial and industrial customer bills that curtailed during Uri. YTD 2021 excludes $2,045 million of Uri-related impacts.

(3)	YTD 2020 results increased by $1 million due to the recast of Wharton power plant, retired in 2020, to the Asset Closure segment.

(4)	Includes Texas, East, West, Sunset, and Corp./Other.

Guidance

($ in millions)	2021
Ongoing Operations Adjusted EBITDA[1]	$1,475 – 1,875
Ongoing Operations Adjusted FCFbG[1]	$200 – 600

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reaffirming its 2021 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $1,475 to $1,875 million and $200 to $600 million, respectively. Excluding the impacts of Uri, Vistra expects it would have reaffirmed its original 2021 guidance.

Liquidity

As of June 30, 2021, Vistra had total available liquidity of approximately $2,337 million, including cash and cash equivalents of $444 million and $1,893 million of availability under its revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, Aug. 5, 2021, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from

Asset Closure segment), “Ongoing Operations Adjusted EBITDA, excluding Winter Storm Uri” (Ongoing Operations Adjusted EBITDA as further adjusted to exclude the impacts arising from Winter Storm Uri), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. Vistra uses Ongoing Operations Adjusted EBITDA, excluding Winter Storm Uri to present a more normalized view of operating performance excluding the impacts of Winter Storm Uri. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S., with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including winter storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues	$2,565	$2,509	$5,772	$5,367
Fuel, purchased power costs and delivery fees	(1,320)	(1,029)	(6,065)	(2,362)
Operating costs	(429)	(412)	(801)	(792)
Depreciation and amortization	(464)	(455)	(887)	(875)
Selling, general and administrative expenses	(252)	(236)	(502)	(488)
Impairment of long-lived assets	(38)	—	(38)	(84)

Operating income (loss)	62	377	(2,521)	766
Other income	36	5	92	12
Other deductions	(2)	(4)	(7)	(35)
Interest expense and related charges	(135)	(141)	(164)	(440)
Impacts of Tax Receivable Agreement	(41)	(6)	(4)	(14)
Equity in earnings of unconsolidated investment	—	1	—	4

Income (loss) before income taxes	(80)	232	(2,604)	293
Income tax (expense) benefit	115	(68)	600	(84)

Net income (loss)	$35	$164	$(2,004)	$209
Net (income) loss attributable to noncontrolling interest	1	2	(2)	13

Net income (loss) attributable to Vistra	$36	$166	$(2,006)	$222

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2021	2020
Cash flows — operating activities:
Net income (loss)	$(2,004)	$209
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	969	1,022
Deferred income tax expense (benefit), net	(626)	73
Impairment of long-lived assets	38	84
Loss on disposal of investment in NELP	—	29
Unrealized net (gain) loss from mark-to-market valuations of commodities	182	(123)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(79)	192
Asset retirement obligation accretion expense	19	23
Impacts of Tax Receivable Agreement	4	14
Stock-based compensation	25	30
Other, net	56	55
Changes in operating assets and liabilities:
Margin deposits, net	(240)	58
Accrued interest	8	(6)
Accrued taxes	(75)	(59)
Accrued employee incentive	(107)	(70)
Other operating assets and liabilities	773	(222)

Cash provided by (used in) operating activities	(1,057)	1,309

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(546)	(588)
Proceeds from sales of nuclear decommissioning trust fund securities	267	224
Investments in nuclear decommissioning trust fund securities	(277)	(234)
Proceeds from sales of environmental allowances	64	88
Purchases of environmental allowances	(173)	(173)
Insurance proceeds	63	15
Other, net	27	15

Cash used in investing activities	(575)	(653)

Cash flows — financing activities:
Issuances of long-term debt	1,250	—
Borrowings under Term Loan A	1,250	—
Repayment under Term Loan A	(1,250)	—
Proceeds from forward capacity agreement	500	—

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2021	2020
Repayments/repurchases of debt	(101)	(756)
Net borrowings under accounts receivable financing	361	—
Borrowings under Revolving Credit Facility	1,300	925
Repayments under Revolving Credit Facility	(1,300)	(725)
Share repurchases	(175)	—
Dividends paid to stockholders	(147)	(132)
Debt tender offer and other financing fees	(13)	(10)
Other, net	(4)	—

Cash provided by (used in) financing activities	1,671	(698)

Net change in cash, cash equivalents and restricted cash	39	(42)
Cash, cash equivalents and restricted cash — beginning balance	444	475

Cash, cash equivalents and restricted cash — ending balance	$483	$433

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,810	$(1,138)	$(100)	$(13)	$(424)	$(86)	$49	$(14)	$35
Income tax benefit	—	—	—	—	—	(115)	(115)	—	(115)
Interest expense and related charges (a)	2	(4)	5	(5)	—	137	135	—	135
Depreciation and amortization (b)	54	179	193	10	30	18	484	—	484

EBITDA before Adjustments	1,866	(963)	98	(8)	(394)	(46)	553	(14)	539
Unrealized net (gain) loss resulting from hedging transactions	(1,318)	1,093	133	27	343	—	278	—	278
Generation plant retirement expenses	—	—	—	—	14	1	15	—	15
Fresh start/purchase accounting impacts	2	(1)	(73)	—	(7)	—	(79)	—	(79)
Impacts of Tax Receivable Agreement	—	—	—	—	—	41	41	—	41
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	3	—	—	—	—	(2)	1	—	1
Impairment of long-lived assets	—	—	—	—	38	—	38	—	38
COVID-19-related expenses (c)	—	1	—	—	—	—	1	—	1
Winter Storm Uri impacts (d)	(47)	12	—	—	—	—	(35)	—	(35)
Other, net	4	2	2	2	2	(12)	—	—	—
Adjusted EBITDA	$510	$144	$160	$21	$(4)	$(6)	$825	$(14)	$811

Other Winter Storm Uri impacts (e)	37	47	—	—	—	—	84	—	84

Adjusted EBITDA, excluding Winter Storm Uri	$547	$191	$160	$21	$(4)	$(6)	$909	$(14)	$895

(a)	Includes $9 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $20 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.
(d)

Includes bill credits related to large commercial and industrial customers that curtailed during Winter Storm Uri as the credits are applied to customer bills, partially offset by additional ERCOT default uplift charges and ongoing Winter Storm Uri related legal fees and other costs.

(e)	Includes fuel cost adjustments and removes the impact from bill credits applied to large commercial and industrial customer bills that curtailed during Winter Storm Uri.

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,898	$(3,656)	$(99)	$(44)	$(467)	$377	$(1,991)	$(13)	$(2,004)
Income tax benefit	—	—	—	—	—	(600)	(600)	—	(600)
Interest expense and related charges (a)	4	(7)	7	(8)	—	168	164	—	164
Depreciation and amortization (b)	107	323	389	15	59	34	927	—	927

EBITDA before Adjustments	2,009	(3,340)	297	(37)	(408)	(21)	(1,500)	(13)	(1,513)
Unrealized net (gain) loss resulting from hedging transactions	(2,101)	1,615	153	80	435	—	182	—	182
Generation plant retirement expenses	—	—	—	—	15	—	15	—	15
Fresh start/purchase accounting impacts	3	(2)	(74)	—	(6)	—	(79)	—	(79)
Impacts of Tax Receivable Agreement	—	—	—	—	—	4	4	—	4
Non-cash compensation expenses	—	—	—	—	—	29	29	—	29
Transition and merger expenses	3	—	—	—	—	(1)	2	(15)	(13)
Impairment of long-lived assets	—	—	—	—	38	—	38	—	38
COVID-19-related expenses (c)	—	2	1	—	1	—	4	—	4
Winter Storm Uri impacts (d)	384	514	—	—	1	1	900	—	900
Other, net	12	3	3	2	3	(20)	3	—	3
Adjusted EBITDA	310	(1,208)	380	45	79	(8)	(402)	(28)	(430)

Other Winter Storm Uri impacts (e)	564	1,548	(50)	—	(17)	—	2,045	—	2,045

Adjusted EBITDA, excluding Winter Storm Uri	$874	$340	$330	$45	$62	$(8)	$1,643	$(28)	$1,615

(a)	Includes $79 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $40 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.
(d)

Includes the following amounts, which we believe are not reflective of our operating performance: $196 million for allocation of ERCOT default uplift charges which are expected to be paid over more than 90 years under current protocols (net present value of $45 million applying a 4.25% discount rate); accrual of Koch earn-out disputed amounts of $286 million that the Company is contesting and does not believe should be paid; $418 million for future bill credits related to Winter Storm Uri as further described below and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future periods are for the remainder of 2021 (approximately $80 million), 2022 (approximately $165 million), 2023 (approximately $95 million) and 2024 (approximately $20 million). The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

(e)

Removes losses incurred due to the need to procure power in ERCOT at market prices at or near the price cap due to lower output from our natural gas-fueled power plants driven by natural gas deliverability issues and our coal-fueled power plants driven by coal fuel handling challenges, high fuel costs, and high retail load costs, partially offset by favorable prices on volumes produced in the East and Sunset segments.

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$229	$306	$(49)	$16	$(76)	$(250)	$176	$(12)	$164
Income tax expense	—	—				68	68	—	68
Interest expense and related charges (a)	3	(2)	1	(2)	1	140	141	—	141
Depreciation and amortization (b)	82	137	192	5	39	16	471	1	472

EBITDA before Adjustments	314	441	144	19	(36)	(26)	856	(11)	845
Unrealized net (gain) loss resulting from hedging transactions	81	(190)	40	(3)	74	—	2	—	2
Fresh start / purchase accounting impacts	5	(2)	17	—	10	—	30	—	30
Impacts of Tax Receivable Agreement	—	—	—	—	—	6	6	—	6
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	1	(1)	—	—	—	3	3	(3)	—
Loss on disposal of investment in NELP	—	—	1	—	—	—	1	—	1
COVID-19-related expenses (c)	—	9	1	—	2	—	12	—	12
Other, net	—	3	3	—	2	(6)	2	1	3

Adjusted EBITDA	$401	$260	$206	$16	$52	$(6)	$929	$(13)	$916

(a)	Includes $18 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $17 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$323	$577	$6	$20	$(89)	$(599)	$238	$(29)	$209
Income tax expense	—	—	—	—	—	84	84	—	84
Interest expense and related charges (a)	6	(4)	4	(3)	1	436	440	—	440
Depreciation and amortization (b)	162	271	360	9	79	31	912	—	912

EBITDA before Adjustments	491	844	370	26	(9)	(48)	1,674	(29)	1,645
Unrealized net (gain) loss resulting from hedging transactions	202	(371)	2	9	35	—	(123)	—	(123)
Fresh start / purchase accounting impacts	8	(5)	17	—	14	—	34	—	34
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	30	30	—	30
Transition and merger expenses	6	1	7	—	—	8	22	(3)	19
Impairment of long-lived assets	—	—	—	—	84	—	84	—	84
Loss on disposal of investment in NELP	—	—	29	—	—	—	29	—	29
COVID-19-related expenses (c)	—	9	2	—	2	1	14	—	14
Other, net	5	3	6	—	2	(14)	2	1	3

Adjusted EBITDA	$712	$481	$433	$35	$128	$(9)	$1,780	$(31)	$1,749

(a)	Includes $192 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $37 million in the Texas segment.
(c)	Included material and supplies and other incremental costs related to our COVID-19 response.

VISTRA CORP.

NON-GAAP RECONCILIATIONS – 2021 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$(1,083)	$(771)	$(126)	$(106)	$(1,209)	$(877)
Income tax benefit	(274)	(186)	—	—	(274)	(186)
Interest expense and related charges (a)	420	420	—	—	420	420
Depreciation and amortization (b)	1,660	1,660	—	—	1,660	1,660

EBITDA before Adjustments	$723	$1,123	$(126)	$(106)	$597	$1,017
Unrealized net (gain)/loss resulting from hedging transactions	(116)	(116)	—	—	(116)	(116)
Fresh start / purchase accounting impacts	15	15	—	—	15	15
Impacts of Tax Receivable Agreement	8	8	—	—	8	8
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	10	10	(15)	(15)	(5)	(5)
Winter Storm Uri (c)	793	793	—	—	793	793
Other, net	(2)	(2)	1	1	(1)	(1)

Adjusted EBITDA guidance	$1,475	$1,875	$(140)	$(120)	$1,335	$1,755
Interest paid, net	(498)	(498)	—	—	(498)	(498)
Tax (paid)/received (d)	(35)	(35)	—	—	(35)	(35)
Tax Receivable Agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	(110)	(110)	(4)	(4)	(114)	(114)
Accrued environmental allowances	234	234	—	—	234	234
Reclamation and remediation	(43)	(43)	(81)	(81)	(124)	(124)
Other changes in other operating assets and liabilities	(76)	(76)	15	15	(61)	(61)

Cash provided by operating activities	$944	$1,344	$(210)	$(190)	$734	$1,154
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(680)	(680)	—	—	(680)	(680)
Solar and storage development and other growth expenditures	(428)	(428)	—	—	(428)	(428)
(Purchase)/sale of environmental allowances	(133)	(133)	—	—	(133)	(133)
Other net investing activities	(20)	(20)	6	6	(14)	(14)

Free cash flow	$(317)	$83	$(204)	$(184)	$(521)	$(101)
Working capital and margin deposits	110	110	4	4	114	114
Solar and storage development and other growth expenditures	428	428	—	—	428	428
Accrued environmental allowances	(234)	(234)	—	—	(234)	(234)
Purchase/(sale) of environmental allowances	133	133	—	—	133	133
Transition and merger expenses	20	20	40	40	60	60
Transition capital expenditures	60	60	—	—	60	60

Adjusted free cash flow before growth guidance	$200	$600	$(160)	$(140)	$40	$460

[1]	Regulation G Table for 2021 Guidance prepared as of April 26, 2021.

(a)	Includes unrealized gain on interest rate swaps of $101 million.
(b)	Includes nuclear fuel amortization of $96 million.
(c)

Includes the following amounts, which we believe are not reflective of our operating performance: $189 million for allocation of ERCOT default uplift charges that are expected to be paid over more than 90 years under current protocols; accrual of Koch earn-out disputed amounts of $286 million that the company is contesting and does not believe should be paid; and $308 million for future bill credits related to Winter Storm Uri as further described below, and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed during Winter Storm Uri and will reverse and impact Adjusted EBITDA and Adjusted FCFbG in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future years are 2022 (~$170 million), 2023 (~$80 million), and 2024 (~$40 million), which the company intends to offset with future value enhancement / self-help initiatives in those respective years.

(d)	Includes state tax payments.